UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2021
Commission File Number: 1-35106

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

During AMC Networks Inc.’s (the “Company”) first quarter earnings call on May 7, 2021, the Company provided an updated outlook on certain full year-2021 financial metrics, including free cash flow. At that time, the Company indicated that it expected to generate approximately $200 million of free cash flow in 2021. The settlement described in Item 8.01 below will impact the Company’s free cash flow; as a result, the Company now expects free cash flow to be approximately breakeven in 2021.

Because the Company expects to classify the payment as an adjustment in determining adjusted operating income, the Company’s adjusted operating income will not be impacted by the settlement. There is no change to the Company’s previously issued outlook for revenue and adjusted operating income.

Item 8.01 Other Events.

On July 16, 2021, the Company entered into a settlement agreement (the “Settlement Agreement”) with Frank Darabont, Ferenc, Inc., Darkwoods Productions, Inc., and Creative Artists Agency, LLC (together, the "Plaintiffs") in actions brought in connection with Frank Darabont’s rendering services as a writer, director and producer of the television series entitled The Walking Dead. The consolidated cases were initially brought in 2013 and 2018 and the trial of the consolidated cases was scheduled to commence on April 4, 2022. See Note 15, “Commitments and Contingencies” to the condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 for a further description of this and other legal proceedings involving the Company.

The Settlement Agreement provides for a cash payment of $200 million (the “Settlement Payment”) to the plaintiffs and future revenue sharing related to certain future streaming exhibition of The Walking Dead and Fear The Walking Dead. With regard to the Settlement Payment, the Company has taken a charge of approximately $143 million in the quarter ended June 30, 2021 in consideration for the extinguishment of Plaintiffs’ rights to any compensation in connection with The Walking Dead and any related programs and the dismissal of the actions with prejudice, which amount is net of approximately $57 million of ordinary course accrued participations.

The Settlement Agreement also includes customary provisions included in such agreements, including providing for mutual releases, covenants not to sue, waivers, confidentiality, non-disparagement and indemnification for third party claims.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	July 16, 2021	By:	/s/ Christina Spade
Christina Spade
Executive Vice President and Chief Financial Officer